UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2021

Pan Global Corp.
(Exact name of Registrant as specified in its charter)

Nevada	0001492617	27-2473958
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

1185 Avenue of the Americas, 3rd Floor. New York, New York 10036.	11572
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	646 768 8417

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PGLO	OTC:Pink

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.01 Changes in Control of Registrant.

On July 13, 2021, a Stock Purchase Agreement was entered into between NYJJ Hong Kong Limited (Seller) and Tan Siu Fung (Purchaser), wherein the Purchaser purchased 10,000,000 shares of Series A-1 Preferred Stock, par value $0.0001 per share (the “Shares”) of Pan Global, Corp., a Nevada corporation (the “Company”).  As a result, the Purchaser became an approximately 90% holder of the voting rights of the issued and outstanding shares of the Company, on a fully-diluted basis, and became the controlling shareholder.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the effective date of transfer, David Lazar ceased to be the Company’s Chief Executive Officer, President, Secretary, Chief Financial Officer and Chairman of the Board of as Directors, and the Company appointed Tang Siu Fung as President, Chief Executive Officer, and Chairman of the Board of Directors; Cheng Sin Yi as Secretary, and Treasurer; Tin Sze Wai as Director; Ip Tsz Ying as Director; Ho Yiu Chung as Director; and Lai Chi Chuen as Director.

Section 8 - Other Events

Item 8.01. Other Events.

On May 5, 2021, an Order was entered in the Eighth Judicial District Court, Clark County, Nevada, Barring Unasserted Claims and Terminating Custodianship in Case No. A-20-816264-B, releasing Pan Global Corp. (the “Company”) from all unasserted claims and debt which arose on or before the date of the order.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Notice of Entry of Order Barring Claims and Terminating Custodianship

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pan Global, Corp.

Date: September 7, 2021	By:	/s/Tang Siu Fung
Tang Siu Fung
CEO

EXHIBIT INDEX

Exhibit No.         Document Description

99.1                              Notice of Entry of Order Barring Claims and Terminating Custodianship

3